ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                       SENTRY COMMUNICATION SERVICES, INC.
                       -----------------------------------


     SENTRY   COMMUNICATION   SERVICES,   INC.,  a  Florida   corporation   (the
"Corporation"), hereby certifies as follows:

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting the present form of Article One in its entirety and by substituting, in lieu thereof, the following:

                                   "ARTICLE I

                       Corporate Name and Principal Office
                       -----------------------------------

     The name of this corporation is Sentry Accounting, Inc. and its principal office and mailing address is 4827 Highlands Place Drive, Lakeland, FL 33813."

     2. The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees due have been paid, all in accordance with the corporation laws of the State of Florida.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the signature of its President and sole shareholder.


                                          SENTRY ACCOUNTING, INC.


                                          --------------------------------------
                                          Donald R. Mastropietro, President and
                                          Sole Shareholder


STATE OF FLORIDA
COUNTY OF POLK

     The foregoing instrument was acknowledged before me, under oath, this 16th day of October, 1996 by Donald R. Mastropietro, an individual known to me, in his capacity as President and sole shareholder of Sentry Accounting, Inc., a Florida corporation, on behalf of the corporation and for the uses and purposes described therein.


                                          --------------------------------------
                                          Notary Public